Exhibit 10.5
Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Stock Non-Statutory Stock Option Award Agreement
Wright Express Corporation
Memorandum

TO:	[Name of Grantee] (the “Grantee”)

FROM:	Robert C. Cornett, SVP, Human Resources

SUBJECT:	2010 Growth Grant —Nonstatutory Stock Option Agreement

DATE:	March 3, 2010
You have been granted, pursuant to the Company’s 2010 Growth Grant — Long Term Incentive Program document attached as Exhibit B (“LTIP”), a nonstatutory stock option (the “Option”) under the terms of the Wright Express Corporation 2005 Equity and Incentive Plan (the “Plan”). Attached to this Memorandum is an Agreement which, along with the Plan, governs your Option. You will be receiving separately a copy of the Prospectus for the Plan. The Prospectus contains important information regarding the Plan, including information regarding restrictions on your rights with respect to the Option granted to you. You should read the Prospectus carefully.
The Option does not give you rights as a shareholder of the Company unless and until you exercise the Option, and you may not transfer or assign any rights in your Option. Please note that when you exercise your Option, the Company is required to withhold federal and state income taxes, as well as employment taxes, and we will require you to make arrangements to satisfy that withholding obligation prior to our issuance of any shares to you.
Finally, by accepting this Option you are agreeing to abide by the terms of the Plan, LTIP and the attached Agreement. To accept this Option, you must agree to the terms set forth in this Agreement by signing and dating the Memorandum and returning it to Tabitha Hilton in the Human Resources Office in South Portland, Maine by April 15, 2010.

Date of Grant:	March 3, 2010

Number of Options:	[Number of Options]

Exercise Price:	[Exercise Price]

Vesting Period:	3 years (1/3 per year)

Expiration Date:	8 years

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Stock Non-Statutory Stock Option Award Agreement
USE THE SPACE BELOW TO ACCEPT THIS 2010 GROWTH GRANT:
I have read and agree to the terms set forth in the 2010 Growth Grant Agreement. I accept this Option described in this Memorandum:

Signature of Grantee	Date

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Stock Non-Statutory Stock Option Award Agreement
WRIGHT EXPRESS CORPORATION
LONG TERM INCENTIVE PROGRAM
2010 GROWTH GRANT
NONSTATUTORY STOCK OPTION AGREEMENT
     THIS NONSTATUTORY STOCK OPTION AGREEMENT (“Agreement”), dated as of March 3, 2010, is entered into by and between WRIGHT EXPRESS CORPORATION, a Delaware corporation (the “Company”), and the Grantee named on the attached Memorandum, dated March 3, 2010, (the “Memorandum”) pursuant to the terms and conditions of the Wright Express Corporation 2005 Equity and Incentive Plan (the “Plan”) and the Wright Express Corporation 2010 Growth Grant — Long-Term Incentive Program (“LTIP”) established thereunder.
     WHEREAS, the Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries; and
     WHEREAS, the Company desires to grant a nonstatutory stock option (the “Option”) to the Grantee subject to the terms and conditions of the Plan, LTIP and this Agreement.
     In consideration of the provisions contained in this Agreement, the Company and the Grantee agree as follows:
     1. The Plan. The Option granted to the Grantee hereunder is made pursuant to the Plan. A copy of the prospectus for the Plan has been provided to you and the applicable terms of such Plan are hereby incorporated herein by reference. Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.
     2. Award. Concurrently with the execution of this Agreement, and subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby awards to Grantee an Option to acquire the number of shares of Company common stock, par value $.01 per share (the “Common Stock”), indicated in the Memorandum at the exercise price per share of Common Stock (the “Exercise Price”) indicated in the Memorandum. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on March 2, 2018 (the “Final Exercise Date”).
     3. Vesting of Option.
     (a) Subject to Paragraphs 3(b) and (c), this Option will become exercisable (“vest”) as to one-third of the original number of shares of Common Stock subject to the Option on the first three anniversaries of the Grant Date. The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares of Common Stock subject thereto for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 4 hereof or the Plan.

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Stock Non-Statutory Stock Option Award Agreement
     (b) Notwithstanding Paragraph 3(a), upon the Grantee’s death, the Option shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan or imposed by the Compensation Committee of the Board of Directors (the “Committee”).
     (c) Notwithstanding Paragraph 3(a), upon a “Change in Control” of the Company, if the surviving entity does not agree to assume the obligations set forth in the Agreement, then the Option shall become immediately and fully vested, subject to any terms and conditions set forth in the Plan or imposed by the Committee. “Change in Control” shall have the meaning set forth in the Plan.
     4. Exercise of Option; Holding Requirement.
     (a) Form of Exercise. Each election to exercise this Option shall be in writing, signed by the Grantee, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Grantee may purchase less than the number of shares of Common Stock covered hereby, provided that no partial exercise of this Option may be for any fractional share.
     (b) Continuous Relationship with Company Required. Except as otherwise provided in this Section 4, this Option may not be exercised unless the Grantee, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee or officer of, a Director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Grantee”).
     (c) Termination of Relationship with the Company. If the Grantee ceases to be an Eligible Grantee for any reason, then, except as provided in paragraphs (d), (e) and (g) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Grantee was entitled to exercise this Option on the date of such cessation, and provided further that the Committee may, in its sole and absolute discretion agree to accelerate the vesting of the Option, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so. Notwithstanding the foregoing, if the Grantee, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Grantee and the Company, the right to exercise this Option shall terminate immediately upon such violation.
     (d) Exercise upon Death or Disability. If the Grantee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or he is an Eligible Grantee and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this Option shall be exercisable, within the period of one year following the date of death or disability of the Grantee, by the Grantee (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Stock Non-Statutory Stock Option Award Agreement
this Option was exercisable by the Grantee on the date of his or her death or disability (after taking into account the vesting provisions of Section 3 hereof), and further provided that this Option shall not be exercisable after the Final Exercise Date.
     (e) Termination for Cause. If, prior to the Final Exercise Date, the Grantee’s employment is terminated by the Company for Cause (as defined below), the right to exercise this Option shall terminate immediately upon notification by the Company of termination of employment. If, prior to the Final Exercise Date, the Grantee is given notice by the Company of the termination of his or her employment by the Company for Cause, and the effective date of such employment termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Grantee’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). If the Grantee is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Grantee or willful failure by the Grantee to perform his or her responsibilities to the Company (including, without limitation, breach by the Grantee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Grantee and the Company), as determined by the Company, which determination shall be conclusive. The Grantee’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Grantee’s resignation, that termination for Cause was warranted.
     (f) Date of Termination; Loss of Rights. For purposes of the Plan and the Option, a termination of employment shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan or this Agreement or any other agreement (written or oral) to the contrary, the Grantee shall not be entitled (and by accepting the Option, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of the Option in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.
     (g) Holding Requirement. Notwithstanding anything herein to the contrary, the Grantee acknowledges that, as a condition to the exercise of the Option, he agrees and covenants not sell any shares of Common Stock acquired on exercise of the Option until the date that is at least two years after the applicable vesting date for the portion of the Option so exercised, except that he shall be permitted to sell, on the date of exercise, a number of shares of Common Stock

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Stock Non-Statutory Stock Option Award Agreement
sufficient to pay the Exercise Price for the portion of the Option being exercised and the applicable tax withholding required with respect to such exercise. If the Grantee ceases to be an Eligible Grantee for any reason except as provided in paragraphs (d) and (e) above and has not held the position of the Option for two years after the applicable vesting date for the same portion of the Option, the right to exercise the portion of the Option shall not terminate until three months after the Holding Requirement has been satisfied.
     5. No Assignment. Except as expressly permitted under the Plan, this Agreement may not be assigned by the Grantee by operation of law or otherwise.
     6. No Rights to Continued Employment. Neither this Agreement nor the Option shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment.
     7. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof.
     8. Tax Obligations. As a condition to the granting of the Option, the Grantee acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld), if any, payable in connection with the exercise of the Option. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion.
     9. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in the Grantee’s employment records (or such other address as the Grantee may designate in writing to the Company), or to the Company, 97 Darling Avenue, South Portland, ME 04106, Attention: General Counsel, or such other address as the Company may designate in writing to the Grantee.
     10. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     11. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.
     12. Authority. The Committee has complete authority and discretion to determine awards under the Plan, and to interpret and construe the terms of the Plan and this Agreement.

Form of Wright Express Corporation Long Term Incentive Program 2010 Growth Grant Stock Non-Statutory Stock Option Award Agreement
The determination of the Committee as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.
     13. Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock of the Company underlying or relating to the Option until the issuance of a stock certificate to the Grantee in respect of such Option following exercise.
     IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

WRIGHT EXPRESS CORPORATION

By:	Robert C. Cornett
Its:	SVP, Human Resources